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                                                                    EXHIBIT 12.1

                             OXFORD INDUSTRIES, INC.
      STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         ($ IN THOUSANDS, EXCEPT RATIOS)

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                                                                                       FISCAL YEAR
                                                             ----------------------------------------------------------------
                                                               2000          2001          2002          2003          2004
                                                             --------      --------      --------      --------      --------
Fixed Charges:
  Interest expense                                           $  5,032      $  5,864      $    753      $  2,207      $ 21,469
  Amortization of debt issuance costs and bond discount            --            --            --            50         2,654
  Interest portion of operating leases                          1,999         2,114         1,871         1,788         7,892
                                                             --------      --------      --------      --------      --------
    Fixed Charges                                            $  7,031      $  7,978      $  2,624      $  4,045      $ 32,015
                                                             ========      ========      ========      ========      ========

Earnings:
  Earnings before income taxes                               $ 37,809      $ 24,751      $ 17,276      $ 33,414      $ 63,100
  Fixed charges                                                 7,031         7,978         2,624         4,045        32,015
                                                             --------      --------      --------      --------      --------
    Earnings                                                 $ 44,840      $ 32,729      $ 19,900      $ 37,459      $ 95,115
                                                             ========      ========      ========      ========      ========

Ratio of Earnings to Fixed Charges                                6.4 x         4.1 x         7.6 x         9.3 x         3.0 x

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